Registration No. 333-124682

As filed with the Securities and Exchange Commission on ________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

TRINSIC, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	59-3501119
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of principal executive offices)

Trinsic, Inc.
2004 Stock Incentive Plan
(Full title of the plan)

Copy to:
Andrew L. Graham, Esquire
Corporate Counsel	Martin A. Traber, Esquire
Trinsic, Inc.	Foley & Lardner
601 South Harbour Island Boulevard, Suite 220	100 North Tampa Street, Suite 2700
Tampa, Florida 33602	Tampa, Florida 33602
(813) 273-6261	(813) 229-2300
(Name, address and telephone number,
including area code, of agent for service)

_________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $.01 par value	1,519,185	$0.	90	$1,367,266.50	$146.30

(1)     Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock .

(2)     Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTC Bulletin Board on March 8, 2006.

        On May 6, 2005, the Registrant previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-8 (File No. 333-124682) registering 480,815 shares of its Common Stock, par value $.01 per share (after giving effect to the Registrant’s one-for-ten reverse stock split effective September 23, 2005), for issuance under its 2004 Stock Incentive Plan (the “Plan”). This is an amendment to the Registrant’s registration statement on Form S-8 (File No. 333-124682) and is being filed to register additional securities as set forth on the facing page pursuant to General Instruction E of Form S-8. The contents of such registration statement are incorporated herein by reference

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit

(4.1)	Trinsic, Inc. 2004 Stock Incentive Plan*

(5)	Opinion of Foley & Lardner

(23.1)	Consent of PricewaterhouseCoopers, LLP

(23.2)	Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24.1)	Power of Attorney (included on signature page hereto)

* Previously filed and incorporated by reference from the Registrant’s registration statement on Form S-8 filed May 6, 2005 (Registration No. 333-124682).

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 28th day of February, 2006.

Trinsic, Inc.

By: /s/ Horace J. Davis III
Horace J. Davis, III
Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Horace J. Davis, III and Edward D. Moise, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ Horace J. Davis III	CHIEF EXECUTIVE OFFICER
HORACE J. DAVIS, III	(PRINCIPAL EXECUTIVE)	February 28, 2006

/s/ Edward D. Moise, Jr.	CHIEF FINANCIAL OFFICER
EDWARD D. MOISE, JR.	(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	February 28, 2006

/s/ Andrew C. Cowen	DIRECTOR	February 28, 2006
ANDREW C. COWEN

/s/ Raymond L. Golden	DIRECTOR	February 28, 2006
RAYMOND L. GOLDEN

/s/ Richard F. Laroche, Jr.	DIRECTOR	February 28, 2006
RICHARD F. LAROCHE, JR.

/s/ Roy Neel	DIRECTOR	February 28, 2006
ROY NEEL

/s/ Lawrence C. Tucker	DIRECTOR	February 28, 2006
LAWRENCE C. TUCKER

/s/ W. Andrew Krusen, Jr.	DIRECTOR	February 28, 2006
W. ANDREW KRUSEN, JR.

EXHIBIT INDEX

TRINSIC, INC.

Exhibit No.	Exhibit

(4.1)	Trinsic, Inc. 2004 Stock Incentive Plan*

(5)	Opinion of Foley & Lardner

(23.1)	Consent of PricewaterhouseCoopers, LLP

(23.2)	Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24.1)	Power of Attorney (included on signature page hereto)

* Previously filed and incorporated by reference from the Registrant's registration statement on Form S-8 filed May 6, 2005 (Registration No. 333-124682).

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